AMENDMENT NO. 6 TO CREDIT AGREEMENT
AMENDMENT NO. 6, dated as of March 10, 2015 (this “Amendment”), by and among the Co-Borrowers, the Guarantors, the Parent GP, the Required Lenders and the Administrative Agent, to the Credit Agreement, dated as of November 4, 2011, as amended by Amendment No. 1 to Credit Agreement, dated November 7, 2012, Amendment No. 2 to Credit Agreement, dated June 14, 2013, Amendment No. 3 to Credit Agreement, dated October 28, 2013, Amendment No. 4 to Credit Agreement, dated November 15, 2013, and Amendment No. 5 to Credit Agreement, dated January 22, 2014, among CHIRON MERGER SUB, INC., a Texas corporation, KINETIC CONCEPTS, INC., a Texas corporation (the “Lead Borrower”), KCI USA, INC., a Delaware corporation (“KCI USA” and, together with the Lead Borrower, the “Co-Borrowers”), CHIRON HOLDINGS, INC., a Delaware corporation, CHIRON TOPCO, INC., a Delaware corporation, ACELITY L.P. INC., a Guernsey limited partnership, solely with respect to Sections 5.01 through 5.04, 7.13 and 8.01 of the Credit Agreement, CHIRON GUERNSEY GP CO. LIMITED, a Guernsey limited company, BANK OF AMERICA, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender, and each lender from time to time party thereto (the “Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
W I T N E S S E T H:
WHEREAS, the Lead Borrower has requested an amendment to the Credit Agreement and the Guaranty Agreement pursuant to which certain provisions of the Credit Agreement and the Guaranty Agreement will be amended as set forth herein;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

Amendments

Section 1.1.     Amendments. Subject to the occurrence of the Amendment No. 6 Effective Date:

(a)Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Amendment No. 6” means Amendment No. 6 to this Agreement dated as of March 10, 2015.
“Amendment No. 6 Effective Date” means March 10, 2015, the date of effectiveness of Amendment No. 6.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) as defined in the

Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Financial Covenant” means the covenant set forth in Section 7.10.
“Permitted Alternative Incremental Facilities Debt” has the meaning specified in Section 7.03(t).
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
(b)Clause (b) of the definition of “Applicable Rate” is hereby amended and restated in its entirety as follows:

“(i) for Eurocurrency Rate Loans that are Dollar Term E-1 Loans, 3.50%, (ii) for Base Rate Loans that are Dollar Term E-1 Loans, 2.50%, (iii) for Eurocurrency Rate Loans that are Euro Term E-1 Loans, 3.75%, (iv) for Base Rate Loans that are Euro Term E-1 Loans, 2.75%, (v) for Eurocurrency Rate Loans that are Term E-2 Loans, 3.00%, and (vi) for Base Rate Loans that are Term E-2 Loans, 2.00%.”
(c)The definition of “Excluded Taxes” in the Credit Agreement is hereby amended by amending and restating clause (d) thereof in its entirety and replacing it with the following:

“(d) any withholding Tax imposed pursuant to FATCA.”
(d)The definition of “FATCA” in the Credit Agreement is hereby amended and restated in its entirety as follows:

““FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto), any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.”
(e)The definition of “Financial Covenants” in the Credit Agreement is hereby deleted in its entirety.

(f)The definition of “Repricing Transaction” in the Credit Agreement is hereby amended by amending and restating subclause (a)(ii) in the first sentence thereof in its entirety and replacing it with the following:

“(ii) Indebtedness in the form of loans incurred under Section 7.03(x)”
(g)Section 2.05(a)(ii) of the Credit Agreement is hereby amended by inserting the following immediately after clause (7) thereof:

“(8) on or prior to the twelve month anniversary of the Amendment No. 6 Effective Date, the Co-Borrowers (i) make any prepayment of Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Dollar Term E-1 Lenders, Euro Term E-1 Lenders or Term E-2 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans outstanding immediately prior to such amendment.”
(h)Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)    At any time and from time to time, subject to the terms and conditions set forth herein, the Borrowers may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of term loans (the “Incremental Term Loans”) or one or more increases in the Revolving Credit Commitments (the “Incremental Revolving Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment no Default or Event of Default has occurred and is continuing or shall result therefrom. Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Commitments), together with the aggregate principal amount of all Permitted First Lien Secured Debt and Permitted Alternative Incremental Facilities Debt, shall not exceed the sum of (x) $350,000,000 plus (y) the amount of any voluntary prepayments of the Term Loans and voluntary permanent reductions of the Revolving Credit Commitments effected after the Closing Date (it being understood that any prepayment of Term Loans with the proceeds of substantially concurrent borrowings of new Loans hereunder or any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder shall not increase the calculation of the amount under this clause (y)); provided that (i) the Borrowers may incur unlimited additional Incremental Facilities, Permitted First Lien Secured Debt and Permitted Alternative Incremental Facilities Debt so long as, after giving Pro Forma Effect thereto (assuming that any such Incremental Revolving Commitments are drawn in full) and after giving effect to any Permitted Acquisition consummated in connection therewith and all other appropriate Pro Forma Adjustments, the First Lien Senior Secured Leverage Ratio shall not exceed 3.25:1.00 (other than to the extent such Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt is incurred pursuant to this proviso concurrently with the incurrence of Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt in reliance on clause (x) above, in which case the First Lien Senior Secured Leverage Ratio shall be permitted to exceed 3.25:1.00 to the extent of such Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt is incurred in reliance on such clause (x)) and (ii) for the avoidance of doubt, Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt may be incurred pursuant to clause (i) of this proviso prior to utilization of the amount set forth in clause (x) above. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $15,000,000 in case of Incremental Term Loans or $15,000,000 in case of Incremental Revolving Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility shall have the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations hereunder.”
(i)Section 3.01(f) of the Credit Agreement is hereby amended by (w) changing the comma at the end of subclause (ii)(E) to a semicolon and (x) adding the following clause (iii) at the end thereof:

“(iii)    If a payment made to any Lender under any Loan Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.”
(j)Section 7.01(ee) of the Credit Agreement is hereby amended by (i) deleting the following parenthetical at the end of clause (x) thereof:

“(and the terms set forth in the proviso in Section 2.14(b) shall have been complied with as if such Indebtedness was considered an Incremental Term Loan)”
and (ii) deleting the following parenthetical at the end of clause (y) thereof:
“(unless such term loans are non-amortizing and the terms and conditions of which (excluding pricing and optional and mandatory prepayment or redemption terms) reflect market terms on the date of issuance)”
(k)Section 7.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (ff) thereof, deleting the period at the end of clause (gg) thereof and replacing it with “; and” and inserting the following immediately after clause (gg) thereof:

“(hh)    Liens securing Indebtedness permitted pursuant to Section 7.03(t); provided that such Liens may be either a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations (but may not be secured by any assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have, as applicable, (i) become party to the Notes Intercreditor Agreement pursuant to the terms thereof or (ii) entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent.”
(l)Section 7.03(t) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(t)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrowers to the extent that the Borrowers shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14 (assuming for such purposes that such Indebtedness was an Incremental Term Loan that is secured by a first priority lien on the Collateral); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date applicable to the Term E-1 Loans, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the then-remaining Term E-1 Loans, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently Guaranteed the Obligations, (D) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance; provided that if such Indebtedness contains any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement, (E) if such Indebtedness is in the form of a credit facility that could have been incurred as an Incremental Term Loan and incurred or guaranteed on a secured basis, then such Indebtedness shall be subject to the terms set forth in the proviso in Section 2.14(b) as if such Indebtedness was considered an Incremental Term Loan and (F)

the Lead Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C), (D) and (E) (such Indebtedness incurred pursuant to this clause (t) being referred to as “Permitted Alternative Incremental Facilities Debt”) and (ii) any Permitted Refinancing thereof;”

(m)Section 7.05(m)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)    from and after the Amendment No. 6 Effective Date, all such Dispositions made under this Section 7.05(m) do not exceed in the aggregate 15.0% of Total Assets for the Test Period then most recently ended;”
(n)Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Financial Covenant. Permit the Total Leverage Ratio for any Test Period to be greater than 8.25:1.00.”
(o)Section 10.10 of the Credit Agreement is hereby amended and restated by inserting the following paragraph after the first paragraph in such Section:

“The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.”
(p)Article IV of the Guaranty Agreement is hereby amended by inserting the following as a new Section 4.15:

“Excluded Swap Obligations Limitation. Notwithstanding anything in this Guaranty to the contrary, no Guarantor shall be required to make any payment pursuant to this Guaranty to any party, and the right of set-off provided in Section 4.08 shall not apply with respect to any Guarantor, in each case, with respect to Excluded Swap Obligations, if any, of such Guarantor.”
(q)The definition of “Obligations” in the Credit Agreement is hereby amended and restated in its entirety as follows:

““Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party or any other Subsidiary arising under any Secured Hedge Agreement, and (z) Cash

Management Obligations; provided that the “Obligations” shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.”
(r)Section 8.04 of the Credit Agreement is hereby amended by inserting the following paragraph after the last paragraph in such Section:

“Notwithstanding the foregoing, (a) amounts received from any Borrower or any Guarantor that is not a “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (a), to the extent permitted by applicable law, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “Eligible Contract Participants” to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clause Fourth above) and (b) Cash Management Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank. Each Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.”
(s)Section 1.02 of the Guaranty Agreement is hereby amended by inserting in appropriate alphabetical order the following new definition:

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation is incurred or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(t)Section 2.01 of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“Guaranty and Keepwell.
(a)     Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to any Co-Borrower or any other Guaranty Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b)     Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.01(b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.01(b), or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.01(b) shall remain in full force and effect until the termination of this Guaranty in accordance with Section 4.13. Each Qualified ECP Guarantor intends that this Section 2.01(b) constitute, and this Section 2.01(b) shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
ARTICLE II

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 6 Effective Date”) on which:
(a)The Administrative Agent (or its counsel) shall have received from (i) the Administrative Agent, (ii) the Required Lenders and (iii) each Loan Party and the Parent GP, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include a telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each L/C Issuer on the Amendment No. 6 Effective Date, a written opinion of (i)  Kirkland & Ellis LLP, New York counsel to the Loan Parties and (ii) Cox Smith Matthews Incorporated, Texas counsel to the Loan Parties, in each case (A) dated as of the Amendment No. 6 Effective Date, (B) addressed to each L/C Issuer on the Amendment No. 6 Effective Date, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent

(c)The Administrative Agent shall have received a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent organizational documents, including all amendments thereto, of each Loan Party and the Parent GP, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party or the Parent GP as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party or the Parent GP, or in the alternative (other than in the case of the Co-Borrowers), a certificate stating that such certificate or articles of incorporation or organization have not been amended since the Amendment No. 5 Effective Date.

(d)The Administrative Agent shall have received in the case of each Loan Party and the Parent GP a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party and the Parent GP dated the Amendment No. 6 Effective Date and certifying (i) that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party or the Parent GP as in effect on the Amendment No. 6 Effective Date and at all times since a date prior to the date of the resolutions described in clause (ii) below or in the alternative (other than in the case of the Co-Borrowers), certifying that such bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) have not been amended since the

Amendment No. 5 Effective Date, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party or the Parent GP (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of this Amendment or any other document delivered in connection herewith to which such person is a party and, in the case of the Co-Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 6 Effective Date, (iii) that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation, certificate of formation or other equivalent organizational documents of such Loan Party or the Parent GP has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above, (iv) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party or the Parent GP, and (v) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or the Parent GP.

(e)The Administrative Agent shall have received in the case of each Loan Party and the Parent GP a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (b) above.

(f)The Co-Borrowers shall have paid to the Administrative Agent for the account of each Lender that has executed and delivered a signature page to this Amendment No. 6 to the Administrative Agent at or prior to 5:00 p.m., New York City time on March 5, 2015 (the “Consent Deadline”) a fee equal to 0.25% of the sum of (x) the Term Loans, if any, of such Lender at the Consent Deadline and (y) the Revolving Credit Commitments, if any, of such Lender at the Consent Deadline. All other fees and expenses due to the Administrative Agent and the Lenders required to be paid on the Amendment No. 6 Effective Date shall have been paid. All reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent) of the Administrative Agent in connection with this Amendment and the transactions contemplated hereby shall have been paid, to the extent invoiced.

(g)The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the date hereof, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(h)At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall exist or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

(i)The Administrative Agent shall have received a certificate, dated the Amendment No. 6 Effective Date and signed by a Responsible Officer of the Lead Borrower, confirming compliance with the conditions set forth in paragraphs (g) and (h) of this Article II.

The Administrative Agent shall notify the Lead Borrower and the Lenders of the Amendment No. 6 Effective Date. Notwithstanding the foregoing, the amendments effected hereby shall not become effective, and will automatically terminate, if each of the conditions set forth or referred to in this Article II has not been satisfied at or prior to 5:00 p.m., New York City time, on March 10, 2015.

ARTICLE III

Representations and Warranties.

After giving effect to the amendments contained herein, on the Amendment No. 6 Effective Date the Co-Borrowers hereby confirm that: (a) this Amendment has been duly authorized, executed and delivered by each Loan Party and the Parent GP and constitutes the legal, valid and binding obligations of each Loan Party and the Parent GP enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity; (b) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 6 Effective Date with the same effect as though made on and as of the Amendment No. 6 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and (c) no Default or Event of Default has occurred and is continuing under the Credit Agreement.
ARTICLE IV

Miscellaneous

Section 4. 1.Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Loan Parties or the Parent GP that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 4. 2.Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 4. 3.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 4. 4.Reaffirmation. Each Loan Party, and with respect to clause (i) below the Parent GP, hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under each Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

Section 4. 5.From and after the Amendment No. 6 Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 4. 6.On and after the Amendment No. 6 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof”

or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

KINETIC CONCEPTS, INC.,
as the Lead Borrower

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Executive Vice President, Chief Financial Officer and Treasurer

KCI USA, INC.,
as Co-Borrower

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Executive Vice President, Chief Financial Officer and Treasurer

CHIRON HOLDINGS, INC.,
as Holdings

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Vice President and Treasurer

CHIRON TOPCO, INC.,
as Topco

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Vice President and Treasurer

[Signature Page to Amendment No. 6]

KCI HOLDING COMPANY, INC.
KCI HOMECARE, INC.
KCI INTERNATIONAL, INC.
KCI LICENSING, INC.
KCI IMPORTS, INC.,
as a Guarantor

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Vice President and Treasurer

KCI ANIMAL HEALTH, LLC
KCI REAL HOLDINGS, L.L.C.
KCI USA REAL HOLDINGS, L.L.C.
TECHNIMOTION, LLC
KCI PROPERTIES LIMITED
KCI REAL PROPERTY LIMITED,
as a Guarantor

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Vice President and Treasurer

LIFECELL CORPORATION,
as a Guarantor

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 6]

ACELITY LP, INC., as Parent

By:	CHIRON GUERNSEY GP CO. LIMITED,
Its: General Partner

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Director

CHIRON GUERNSEY GP CO. LIMITED,
as the Parent GP

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Director

[Signature Page to Amendment No. 6]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President

[Signature Page to Amendment No. 6]